EXHIBIT 21
                                                     --------------------------
                                                     Subsidiaries of Registrant
                                                                1994
Parents of Registrant
        None

Registrant
        Texaco Inc.

The operations of the Registrant and its subsidiaries are generally grouped by divisions. The divisions are comprised of various subsidiaries and affiliates. The significant subsidiaries included in the consolidated financial statements of the Registrant, grouped by the division primarily responsible for each, are as follows:
                                                              Organized
                                                                under
Texaco U.S.A.                                                the laws of
-------------                                          -----------------------
Four Star Oil and Gas Company                                  Delaware
Texaco Cogeneration Company                                    Delaware
Texaco Pipeline Inc.                                           Delaware
Texaco Exploration and Production Inc.                         Delaware
Texaco Refining and Marketing Inc.                             Delaware
Texaco Refining and Marketing (East) Inc.                      Delaware
Texaco Trading and Transportation Inc.                         Delaware

Texaco Europe
-------------
Texaco A/S                                                     Denmark
Texaco Britain Limited                                         England
Texaco Denmark Inc.                                            Delaware
Texaco Investments (Netherlands), Inc.                         Delaware
Texaco Limited                                                 England
Texaco North Sea U.K. Company                                  Delaware

Texaco Latin America/West Africa
--------------------------------
Texaco Brasil S.A. Produtos de Petroleo                        Brazil
Texaco Overseas (Nigeria) Petroleum Company                    Nigeria
Texaco Overseas Petroleum Company                              Delaware
Texaco Panama Inc.                                             Panama
Texas Petroleum Company                                        New Jersey

Other significant subsidiaries of the Registrant not within
-----------------------------------------------------------
the above divisions
-------------------
Heddington Insurance Ltd.                                      Bermuda
Saudi Arabian Texaco Inc.                                      Delaware
Texaco International Trader Inc.                               Delaware
Texaco Overseas Holdings Inc.                                  Delaware
TEPI Holdings Inc.                                             Delaware
TRMI Holdings Inc.                                             Delaware

Names of certain subsidiary companies are omitted because, considered in the aggregate as a single subsidiary company, they do not constitute a significant subsidiary company.